UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 19, 2011
Date of Report (Date of earliest event reported)

MAINLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52782	90-0335743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Waterway Avenue, Suite 300 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

(281)-362-2861
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - Other Events

Item 8.01        Other Events

As previously disclosed by Mainland Resources, Inc. (the "Company") in a Current Report on Form 8-K under Item 7.01 (Regulation FD Disclosure) furnished to the SEC on January 20, 2011, the Company issued a press release announcing that it entered into a Marketing Services Agreement (the "MSA") with SEI Energy, LLC ("SEI") to provide gas marketing options. The Company is filing this Current Report on Form 8-K, Item 8.01 to provide additional information regarding the MSA.

The Company entered into the MSA with SEI on January 19, 2011. A copy of the MSA is attached to this Current Report on Form 8-K as Exhibit 99.1.

Pursuant to the MSA, SEI is to advise and consult with the Company from time to time as reasonably requested by the Company in connection with the marketing and sale of the Company's anticipated future production at the Company's Buena Vista prospect located in Jefferson County, Mississippi. It is contemplated that the initial services to be provided under the MSA by SEI will include an analysis of the Buena Vista area gas marketing conditions and outlook, availability of treatment facilities, pipeline availability and capacities, system pressures, gas quality specifications, midstream/gathering and downstream installation options, pricing strategies, cost benefit analyses and potential markets. The term of the MSA is until the later of January 14, 2012 or until the Company delivers its first production, at which time the Company and SEI are to have entered into a Gas Purchase Agreement (the "GPA") in the form contemplated by the Company and SEI and attached as Exhibit B to the MSA.

Under the MSA, SEI is to bear and pay all expenses related to the performance of marketing services under the MSA. The Company shall not owe any compensation to SEI for marketing services to be provided under the MSA. However, SEI is to receive compensation pursuant to and in accordance with the GPA once the GPA is entered into by the Company and SEI and the Company enters into production at the Buena Vista prospect.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibits.
Exhibit Number	Description
99.1	Marketing Services Agreement between Mainland Resources, Inc. and SEI Energy, LLC*

*           Included herewith.

Important Additional Information Has Been And Will Be Filed With The SEC

In connection with the proposed merger transaction with American Exploration announced on March 23, 2010, Mainland has field, and intends to file, relevant materials with the United States Securities and Exchange Commission (the "SEC"), including a Registration Statement on Form S-4 (the "Registration Statement") filed with the SEC on December 1, 2010 but which has not been declared effective by the SEC. The Registration Statement includes a preliminary prospectus and related materials to register the securities of Mainland to be issued in exchange for securities of American Exploration. The Registration Statement incorporates a joint proxy statement/prospectus (the "Proxy Statement/Prospectus") that Mainland and American Exploration plan to file with the SEC and mail to their respective stockholders in connection with obtaining stockholder approval of the proposed merger. The Registration Statement and the Proxy Statement/Prospectus contain important information about Mainland, American Exploration, the merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus when they become available, and other documents filed with the SEC by Mainland and American Exploration, through the web site maintained by the SEC at www.sec.gov. Mainland's security holders will also receive information at an appropriate time on how to obtain these documents free of charge from the Mainland. In any event, documents filed by Mainland with the SEC may be obtained free of charge by contacting the Company at: Mainland Resources, Inc.; Attention: Mr. William Thomas, CFO; 21 Waterway Avenue, Suite 300, The Woodlands, Texas 77380; Facsimile: (713) 583-1162.

Each of Mainland and American Exploration, and their respective directors and executive officers, also may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MAINLAND RESOURCES, INC.
DATE: January 31, 2011	By: "William D. Thomas" William D. Thomas Chief Financial Officer/Treasurer

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